Exhibit 21.1

DANIELSON HOLDING CORPORATION – LIST OF SUBSIDIARIES

Unless stated otherwise the subsidiaries of Danielson Holding Corporation (“Danielson”) set forth below are owned, directly or indirectly, by Danielson or a subsidiary of Danielson.

	%OWNER		STATE OF
COMPANY NAME	SHIP		INCORP.
8309 Tujunga Avenue Corp.	100		California
Ambiente 2000 S.r.l	40	(a)	Italy
Amor 14 Corporation	100		Delaware
Bal-Sam India Holdings Limited	100		Mauritius
Burney Mountain Power	100		California
Cladox International S.A.	100		Uruguay
Covanta Acquisition, Inc.	100		Delaware
Covanta Alexandria/Arlington, Inc.	100		Virginia
Covanta Babylon, Inc.	100		New York
Covanta Bangladesh Operating Limited	95	(b)	Bangladesh
Covanta Bangladesh Technical Services Aps	100		Denmark
Covanta Bessemer, Inc.	100		Delaware
Covanta Bristol, Inc.	100		Connecticut
Covanta Cayman (Rojana) Ltd.	100		Cayman
Covanta Cayman (Sahacogen) Ltd.	100		Cayman
Covanta Chinese Investments Ltd.	100		Mauritius
Covanta Cunningham Environmental Support, Inc.	100		New York
Covanta Energy (Thailand) Limited	100		Thailand
Covanta Energy Americas, Inc.	100		Delaware
Covanta Energy Asia Pacific Limited	100	(c)	Hong Kong
Covanta Energy China (Alpha) Ltd.	100		Mauritius
Covanta Energy China (Beta) Ltd.	100		Mauritius
Covanta Energy China (Delta) Ltd.	100		Mauritius
Covanta Energy China (Gamma) Ltd.	100		Mauritius
Covanta Energy Construction, Inc.	100		Delaware
Covanta Energy Corporation	100		Delaware
Covanta Energy Europe Ltd.	100		United Kingdom
Covanta Energy Group, Inc.	100		Delaware
Covanta Energy India (Balaji) Limited	100		Mauritius
Covanta Energy India (CBM) Limited	100		Mauritius
Covanta Energy India (Samalpatti) Limited	100		Mauritius
Covanta Energy India Investments Ltd.	100		Mauritius
Covanta Energy India Private Limited	100		India
Covanta Energy International, Inc.	100		Delaware
Covanta Energy Philippine Holdings, Inc.	100		Philippines
Covanta Energy Resource Corp.	100		Delaware
Covanta Energy Services, Inc.	100		Delaware
Covanta Energy West, Inc.	100		Delaware
Covanta Engineering Services, Inc.	100		New Jersey
Covanta Fairfax, Inc.	100		Virginia
Covanta Five Ltd.	100		Mauritius
Covanta Four Ltd.	100		Mauritius
Covanta Geothermal Operations Holdings, Inc.	100		Delaware
Covanta Geothermal Operations, Inc.	100		Delaware
Covanta Haverhill Properties, Inc.	100		Mass
Covanta Haverhill, Inc.	100		Mass

	%OWNER		STATE OF
COMPANY NAME	SHIP		INCORP.
Covanta Heber Field Energy, Inc.	100		Delaware
Covanta Hillsborough, Inc.	100		Florida
Covanta Huntington Resource Recovery One Corp.	100		Delaware
Covanta Huntington Resource Recovery Seven Corp.	100		Delaware
Covanta Huntsville, Inc.	100		Alabama
Covanta Hydro Energy, Inc.	100		Delaware
Covanta Hydro Operations West, Inc.	100		Delaware
Covanta Hydro Operations, Inc.	100		Tennessee
Covanta Imperial Power Services, Inc.	100		California
Covanta India Operating Private Limited	90		India
Covanta Indianapolis, Inc.	100		Indiana
Covanta Kent, Inc.	100		Michigan
Covanta Lake II, Inc.	100		Florida
Covanta Lake Holding Corp	100		Delaware
Covanta Lancaster, Inc.	100		Pennsylvania
Covanta Lee, Inc.	100		Florida
Covanta Long Island, Inc.	100		Delaware
Covanta Marion Land Corp.	100	(d)	Oregon
Covanta Marion, Inc.	100		Oregon
Covanta Mid-Conn, Inc.	100		Connecticut
Covanta Montgomery, Inc.	100		Maryland
Covanta New Martinsville Hydroelectric Corporation	100		Delaware
Covanta New Martinsville Hydro-Operations Corporation	100		West Virginia
Covanta Oahu Waste Energy Recovery, Inc.	100		California
Covanta Omega Lease, Inc.	100		Delaware
Covanta One Ltd.	100		Mauritius
Covanta Onondaga Five Corp.	100		Delaware
Covanta Onondaga Four Corp.	100		Delaware
Covanta Onondaga Operations, Inc.	100		Delaware
Covanta Onondaga Three Corp.	100		Delaware
Covanta Onondaga Two Corp.	100		Delaware
Covanta Onondaga, Inc.	100		New York
Covanta Operaciones LICA S.L.	100		Spain
Covanta Operations of Union, LLC	100	(e)	New Jersey
Covanta OPW Associates, Inc.	100		Connecticut
Covanta OPWH, Inc.	100		Delaware
Covanta Pasco, Inc.	100		Florida
Covanta Philippines Operating, Inc.	100		Cayman
Covanta Plant Services of New Jersey, Inc.	100		New Jersey
Covanta Power Development of Bolivia, Inc.	100		Delaware
Covanta Power Development, Inc.	100		Delaware
Covanta Power Equity Corporation	100		Delaware
Covanta Power International Holdings, Inc.	100	(f)	Delaware
Covanta Power Pacific, Inc. (f/k/a Pacific Energy)	100		California
Covanta Power Plant Operations	100		California
Covanta Projects of Hawaii, Inc.	100		Hawaii
Covanta Projects, Inc.	100		Delaware
Covanta RRS Holdings, Inc.	100		Delaware
Covanta Samalpatti Operating Private Limited	100		Calcutta
Covanta Secure Services, Inc.	100		Delaware
Covanta SIGC Energy II, Inc.	100		California
Covanta SIGC Energy, Inc.	100		Delaware
Covanta SIGC Geothermal Operations, Inc.	100		California
Covanta Stanislaus, Inc.	100		California
Covanta Systems, LLC	100		Delaware
Covanta Tampa Bay, Inc.	100		Florida
Covanta Tampa Construction, Inc.	100		Delaware

	%OWNER		STATE OF
COMPANY NAME	SHIP		INCORP.
Covanta Three Ltd.	100		Mauritius
Covanta Two Ltd.	100		Mauritius
Covanta Union, Inc.	100		New Jersey
Covanta Wallingford Associates, Inc.	100		Connecticut
Covanta Warren Energy Holdings I, Inc. (f/k/a Covanta Equity of Alexandria/Arlington, Inc.)	100		Virginia
Covanta Warren Holdings II, Inc. (f/k/a Covanta Equity of Stanislaus, Inc.)	100		California
Covanta Waste to Energy Asia Investments	100		Mauritius
Covanta Waste to Energy of Italy, Inc.	100		Delaware
Covanta Waste to Energy, LLC	100		Delaware
Covanta Water Holdings, Inc.	100		Delaware
Covanta Water Systems, Inc.	100		Delaware
Covanta Water Treatment Services, Inc.	100		Delaware
Danielson Indemnity Company	100		Missouri
Danielson Insurance Company	100		California
Danielson National Insurance Company	100		California
Danielson Reinsurance Corporation	100		Missouri
DSS Environmental, Inc.	90	(g)	New York
Edison Bataan Cogeneration Corporation	100		Philippines
El Gorguel Energia S.L.	100		Spain
Enereurope Holdings III B.V.	100		Netherlands
ERC Energy II, Inc.	100		Delaware
ERC Energy, Inc.	100		Delaware
Goa Holdings Limited	100		Mauritius
Haverhill Power, LLC	100		Mass
Heber Field Energy II, Inc.	100		Delaware
Hidro Operaciones Don Pedro S.A.	100		Costa Rica
Island Power Corporation	20	(h)	Philippines
KCP Holding Company	100		Delaware
Kramer Capital Consultants, Inc.	100		New York
LMI, Inc.	100		Mass
Magellan Cogeneration, Inc.	100		Philippines
Mammoth Geothermal Company	100		California
Mammoth Power Company	100		California
Mecaril S.A.	100		Uruguay
Michigan Waste Energy, Inc.	100		Delaware
Mission American Insurance Company	100		California
Mt. Lassen Power	100		California
National American Insurance Company of California	100		California
Ogden Balaji O&M Services Pvt. Ltd.	99.98		India
Ogden Energy (Gulf) Limited	100		Mauritius
Ogden Energy India (Bakreshwar) Ltd.	100		Mauritius
Ogden Energy of Bongaigaon Private Limited	100		India
Ogden Power Development — Cayman, Inc.	100		Cayman
Ogden Taiwan Investments Limited	100		Mauritius
Olmec Insurance, Ltd.	100		Bermuda
OPDB, Ltd.	100		Cayman
OPI Carmona Limited	100		Cayman
OPI Carmona One Limited	100		Cayman
OPI Quezon, Inc.	100		Delaware
Pacific Energy Resources Incorporated	100		California
Pacific Geothermal Company	100		California
Pacific Hydropower Company	100		California
Pacific Oroville Power, Inc.	100		California
Pacific Recovery Corporation	100		California

	%OWNER		STATE OF
COMPANY NAME	SHIP		INCORP.
Pacific Wood Fuels Company	100		California
Pacific Wood Services Company	100		California
Penstock Power Company	100		California
Power Operations and Maintenance Ltd.	100		Bermuda
Prima S.r.l	13	(i)	Italy
Quezon Power, Inc.	27.5	(j)	Cayman
Three Mountain Operations, Inc.	100		Delaware
Three Mountain Power, LLC.	100		Delaware
Valor Insurance Company, Incorporated	100		Montana

(a)	40% of the stock of Ambiente 2000 S.r.l is owned by Covanta Waste to Energy of Italy, Inc. and 60% by Ecosesto S.p.A.

(b)	95% of the stock of Covanta Bangladesh Operating Limited is owned by Covanta Energy India Investments and the other 5% is owned by five Covanta employees.

(c)	Covanta Energy Asia Pacific Limited’s stock is owned 50% by Covanta Power International Holdings Inc. and 50% by Covanta Power Development, Inc.

(d)	100% of the common stock of Covanta Marion Land Corp. is owned by a Covanta subsidiary and 100% of the outstanding shares of its preferred stock are owned by an individual stockholder.

(e)	99% of the stock of Covanta Martin Operations of Union LLC is owned by Covanta Projects, Inc. and 1% is owned by Covanta Waste to Energy, LLC.

(f)	100% of the common stock of Covanta Power International Holdings Inc, is owned by Covanta Energy Americas, Inc. and 100% of the outstanding shares of its preferred stock are owned by an individual stockholder.

(g)	90% of the stock of DSS Environmental, Inc. is owned by Covanta Water Systems, Inc. and the other 10% is owned by individual shareholders.

(h)	20% of the stock of Island Power Corporation is owned by Covanta Power International Holdings, Inc. and 80% is owned by various stockholders.

(i)	Covanta Waste to Energy of Italy, Inc. has a 13% interest in Prima S.r.l and the other 87% is held by Tecno Trattamento Rifiuti S.r.l.

(j)	Quezon Power, Inc. is owned 27.5% by Covanta Power Development — Cayman, Inc., and 72.5% by Quezon Generating Company, Ltd.